Pricing Supplement No.             f04-1214
         Pricing Supplement Dated:          December 14, 2004
         Rule 424(b)(3)
         File No.                           333-119615

         (To Prospectus Supplement
         and Prospectus Dated November 1, 2004)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series F
         Due Nine Months or More From Date of Issue

         Trade Date:                        December 14, 2004
         Issue Date:                        December 17, 2004
         Settlement Date:                   December 17, 2004
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XGK1
         Aggregate Principal Amount:        USD 2,143,000.00
         Price to Public:                   100%
         Concession:                        0.7000%
         Net Proceeds to Issuer:            USD 2,127,999.00
         Interest Rate (per annum):         3.5000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       June 15, 2005
         Maturity Date:                     May 15, 2008
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Not Callable

         --------------------------------------------------------------

         CUSIP:                             17307XGL9
         Aggregate Principal Amount:        USD 2,570,000.00
         Price to Public:                   100%
         Concession:                        2.0000%
         Net Proceeds to Issuer:            USD 2,518,600.00
         Interest Rate (per annum):         5.0000%
         Coupon Type:                       STEP-UP
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       June 15, 2005
         Maturity Date:                     December 15, 2019
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning December 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info        Initial coupon: 5.00%; Step-ups: 5.50% on
                           12/15/2009; 5.75% on 12/15/2014

         --------------------------------------------------------------

         CUSIP:                             17307XGM7
         Aggregate Principal Amount:        USD 5,889,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 5,741,775.00
         Interest Rate (per annum):         5.5000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Quarterly
         First Interest Payment Date:       March 15, 2005
         Maturity Date:                     December 15, 2029
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning December 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.